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                                                                       Exhibit 5


                              FROST BROWN TODD LLC
                                 2200 PNC Center
                               201 E. Fifth Street
                           Cincinnati, Ohio 45202-4182
                                 (513) 651-6800
                            Facsimile (513) 651-6981
(513) 651-6800                www.frostbrowntodd.com               June 26, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Form S-3 Registration Statement --Convergys Corporation Registration of 7,666,360 Common Shares for Resale by Selling Shareholders

Ladies and Gentlemen:

         We are counsel for Convergys Corporation, an Ohio corporation (the "Company"), which is named as the registrant in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on or about June 26, 2001 with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 7,666,360 common shares, without par value (the "Common Shares"), of the Company offered for sale from time to time by the persons named as the Selling Shareholders in the Registration Statement in the manner described in the Registration Statement.

         As counsel for the Company, we have participated in the preparation of the Registration Statement. In addition, we are generally familiar with the records and proceedings of the Company. Furthermore, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of corporate records or documents of the Company and such representations of officers of the Company as we have deemed appropriate.

         With respect to the Common Shares to be sold by the Selling Shareholders and registered pursuant to this Registration Statement as filed and as it may be amended, it is our opinion that such Common Shares are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement.

                                             Very truly yours,


                                             /S/ FROST BROWN TODD LLC